                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            PEREGRINE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 September 7, 1999
                                     1:00 p.m.



TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Peregrine Systems, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, September 7, 1999, at 1:00 p.m., local time, at the Company's principal executive offices at 12670 High Bluff Drive, San Diego, California 92130 for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 23, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or, for our holders of record of Common Stock, utilize the convenient option of voting by telephone. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                              For the Board of Directors
                              PEREGRINE SYSTEMS, INC.

                              /s/ Richard T. Nelson

                              Richard T. Nelson
                              SECRETARY
San Diego, California
August 5, 1999

-------------------------------------------------------------------------------
-                              YOUR VOTE IS IMPORTANT.                        -
-                                                                             -
-  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED   -
-  TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND -
-  RETURN IT IN THE ENCLOSED ENVELOPE OR, FOR OUR HOLDERS OF RECORD OF COMMON -
-          STOCK, UTILIZE THE CONVENIENT OPTION OF VOTING BY TELEPHONE.       -
-------------------------------------------------------------------------------

                              PEREGRINE SYSTEMS, INC.
                              _______________________

                              PROXY STATEMENT FOR THE

                        1999 ANNUAL MEETING OF STOCKHOLDERS
                              _______________________

                   INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Peregrine Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, September 7, 1999, at 1:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 12670 High Bluff Drive, San Diego, California 92130. The telephone number at that location is
(858) 481-5000. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein; for the ratification of the appointment of Arthur Andersen LLP as independent public accountants as set forth herein; and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended March 31, 1999, including financial statements, were first mailed on or about August 5, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on July 23, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding and entitled to vote 49,721,752 shares of Common Stock, $.001 par value.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Peregrine Systems, Inc. at 12670 High Bluff Drive, San Diego, California 92130, Attention:
Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions are considered shares present and entitled to vote and, therefore, have the same legal effect as a vote against a matter presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes but will be considered for purposes of determining the presence of a quorum.

SOLICITATION OF PROXIES

     The expense of soliciting proxies in the enclosed form will be borne by the Company. In addition, the Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company intended to be presented for consideration at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than April 7, 2000, in order that they may be included in the proxy statement and form of proxy related to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than June 21, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                    PROPOSAL ONE

                               ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, a Board of eight directors will be elected, each to hold office until his or her successor is elected and qualified, or until his or her death, resignation, or removal. Shares represented by the accompanying proxy will be voted for the election of the eight nominees (recommended by the Board of Directors) who are named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. The Board of Directors will consider the names and qualifications of candidates for the Board submitted by stockholders in accordance with the procedures set forth in "Deadline for Receipt of Stockholder Proposals for 2000 Annual Meeting" above and in the Bylaws of the Corporation. The following table sets forth certain information concerning the nominees, which information is based on data furnished to the Company by the nominees:

                                                                                          DIRECTOR
        NAME                    AGE             POSITION(S) WITH THE COMPANY               SINCE
        ----                    ---             ----------------------------               -----
Stephen P. Gardner...........   45    President, Chief Executive Officer, and Director      1998
David A. Farley..............   44    Senior Vice President, Finance and Administration,    1995
                                      Chief Financial Officer, and Director
John J. Moores (1)...........   54    Chairman of the Board of Directors                    1989
Christopher A. Cole..........   45    Director                                              1981
Richard A. Hosley II (1).....   54    Director                                              1992
Charles E. Noell III (1)(2)..   47    Director                                              1992
Norris van den Berg (2)......   60    Director                                              1992
Thomas G. Watrous, Sr. (1)...   57    Director                                              1999

--------
(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.

     There is no family relationship among any of the directors and executive officers of the Company.

     STEPHEN P. GARDNER has served as the Company's President and Chief Executive Officer and as a member of the Board of Directors since April 1998. From January 1998 until April 1998, Mr. Gardner served as Executive Vice President and the Company's Principal Executive Officer. From May 1997 until January 1998, Mr. Gardner served as the Company's Vice President, Strategic Acquisitions. From May 1996 until May 1997, Mr. Gardner was President of Thunder & Lightning Company, an internet software company. From March 1995 until May 1996, Mr. Gardner was President of Alpharel, Inc., a document management software company. From March 1993 until March 1995, Mr. Gardner was Vice President of Data General Corporation, a manufacturer of multiuser computer systems, peripheral equipment, communications systems, and related products.

     DAVID A. FARLEY has served as the Company's Senior Vice President, Finance and Administration since August 1998, and Chief Financial Officer and as a member of the Board of Directors since October 1995. Mr. Farley served as Vice President, Finance from October 1995 until August 1998 and as Secretary of the Company from October 1995 until February 1997. From November 1994 to November 1995, Mr. Farley was Vice President, Finance, and Chief Financial Officer and a director of XVT Software Inc., a development tools software company. From December 1984 until October 1994, Mr. Farley held various accounting and financial positions at BMC Software, Inc., a vendor of software system utilities for IBM mainframe computing environments ("BMC"), most recently as Chief Financial Officer and as a director.

     JOHN J. MOORES has served as Chairman of the Company's Board of Directors since March 1990 and as a member of the Board of Directors since March 1989. In 1980, Mr. Moores founded BMC and served as its President and Chief Executive Officer from 1980 to 1986 and as Chairman of its Board of Directors from 1980 to 1992. Since December 1994, Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P. and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. Mr. Moores also serves as a director and member of the Compensation Committee of Bindview Development Corp. and Neon Systems, Inc.

     CHRISTOPHER A. COLE has served as a member of the Company's Board of Directors since founding the Company in 1981. He also served as its President and Chief Executive Officer from 1986 until 1989. Since 1992, Mr. Cole has served as President and Chief Executive Officer of Questrel, Inc., Ur Studios, Inc., and Headlamp, Inc., each a software development company.

     RICHARD A. HOSLEY II has served as a member of the Company's Board of Directors since January 1992. Prior to retiring from full-time employment, Mr. Hosley served as President and Chief Executive Officer of BMC. Mr. Hosley also serves as a director of Bindview Development Corp and a number of private companies.

     CHARLES E. NOELL III has served as a member of the Company's Board of Directors since January 1992. Since January 1992, Mr. Noell has served as President and Chief Executive Officer of JMI Services, Inc., a private investment company, and as a General Partner of JMI Equity Partners, L.P. ("JMI Equity Partners"). JMI Equity Partners is the General Partner of JMI Equity Fund, L.P., a venture capital investment firm ("JMI Equity Fund"). Mr. Noell also serves as a director of Transaction Systems Architects, Inc., and as a director and member of the compensation committee of Neon Systems. Inc.
 Mr. Noell is a director of a number of private companies.

     NORRIS VAN DEN BERG has served as a member of the Company's Board of Directors since January 1992. Mr. van den Berg has served as a General Partner of JMI Equity Partners since July 1991. JMI Equity Partners is the General Partner of JMI Equity Fund. Mr. van den Berg also serves as director of Neon Systems, Inc.

     THOMAS G. WATROUS, SR. has served as a member of the Company's Board of Directors since January 1999. Prior to retiring from full-time employment in September 1999, Mr. Watrous was a senior partner with the management consulting firm of Andersen Consulting.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting and entitled to vote on the election of directors. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING SLATE OF NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

BOARD AND COMMITTEE MEETINGS

     The Company's Board of Directors held six meetings during the fiscal year ended March 31, 1999. No incumbent director during fiscal 1999 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the period such person served). The Board of Directors has standing Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee.

     The Audit Committee was comprised of Charles E. Noell III and Norris van den Berg during fiscal 1999. No formal Audit Committee meetings were held during fiscal 1999. The members did meet with the Company's independent auditors after year-end to discuss the audit approach and results. The purposes of the Audit Committee are to review with the Company's management and independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the accountants for improvements in accounting procedures; to nominate independent accountants; and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board's attention.

     The members of the Compensation Committee during fiscal 1999 were John
J. Moores, Richard A. Hosley II, Charles E. Noell III and, since January 1999, Thomas G. Watrous, Sr. The Compensation Committee held five meetings during fiscal 1999. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to the Company's executive officers, the aggregate compensation of all employees of the Company, and the terms of compensation plans of all types.

DIRECTOR COMPENSATION

     The Company reimburses each member of the Company's Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. Prior to fiscal 1999, no member of the Board of Directors received any additional cash compensation. Beginning in fiscal 1999, each nonemployee member of the Board receives $2,000 for each meeting of the Board and $1,000 for each meeting of a committee on which he serves, if attended in person, and $500 for any Board or committee meeting attended telephonically. In September 1998, the Company granted each of directors Christopher Cole, Richard A. Hosley II, Charles E. Noell III, and Norris van den Berg options to acquire 25,000 shares of Common Stock under the Company's 1994 Stock Option Plan at an exercise price of $15.00, the per share market value of the Company's Common Stock on the date of grant. All such options become exercisable over four years, with 25% vesting after one year and the remaining shares vesting in quarterly installments thereafter. The grants expire if not exercised prior to September 2008. In May 1992, the Company granted each of directors Christopher A. Cole, Richard A. Hosley II, Charles
E. Noell III and Norris van den Berg options to acquire 90,000 shares of Common Stock under the Company's 1991 Nonqualified Stock Option Plan at an exercise price of $0.67, the per share fair market value of the Company's Common Stock on the date of grant. All such options vested in annual installments over four years, are now fully exercisable, and expire if not exercised prior to May 2002. In addition, in December 1990, the Company granted Christopher A. Cole an option to acquire 225,000 shares of Common Stock under the Company's Nonqualified Stock Option Plan at an exercise price of $0.51 per share, the per share fair market value of the Company's Common Stock on the date of grant. Following Mr. Cole's resignation as an executive officer of the Company and in consideration of his continuing service as a member of the Board of Directors, the Company extended the exercisability of such option with respect to 56,250 vested shares for so long as Mr. Cole remains a member of the Board of Directors but no later than December 2000.

     The Company's 1997 Director Option Plan (the "Director Plan") provides that options will be granted to nonemployee directors, other than nonemployee directors who hold or are affiliated with a holder of three percent or more of the outstanding Common Stock of the Company, pursuant to an automatic nondiscretionary grant mechanism. Each new nonemployee director is automatically granted an option to purchase 25,000 shares of the Company's Common Stock at the time he or she is first elected to the Company Board. Each nonemployee director will subsequently be granted an option to purchase 5,000 shares of Company Common Stock at each annual meeting of stockholders. Each such option will be granted at the fair market value of the Common Stock on the date of grant. Options granted to nonemployee directors under the Director Plan will become exercisable over four years, with 25% of the shares vesting after one year and the remaining shares vesting in quarterly installments thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee consists of directors Richard A. Hosley II, John J. Moores, Charles E. Noell III and, since January 1999, Thomas G. Watrous, Sr. The Company's Chief Executive Officer participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that he is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.


                                    PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending March 31, 2000. The Company expects that a representative of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock; (ii) each member of the Company's Board of Directors; (iii) each of the Named Executive Officers (as defined in the Summary Compensation Table appearing on page 8); and (iv) all current directors and executive officers of the Company as a group. All information contained in the table below is based on beneficial ownership as of May 28, 1999.

                                                         SHARES OF COMMON STOCK
                                                         BENEFICIALLY OWNED (2)
                                                         ----------------------
                                                                      PERCENTAGE
 NAME AND ADDRESS (1)                                      NUMBER      OWNERSHIP
 -------------------                                     ----------   ----------
PRINCIPAL STOCKHOLDERS
Putnam Investments, Inc. (3).........................     3,687,500       7.5%
   One Post Office Square
   Boston, Massachusetts  02109
Pilgrim Baxter & Associates, Ltd. (4)................     3,570,200       7.2%
   825 Duportail Road
   Wayne, PA  19087
CURRENT EXECUTIVE OFFICERS AND DIRECTORS
Stephen P. Gardner (5)...............................       314,423         *
David A. Farley (6)..................................     1,118,816       2.3%
Christopher A. Cole (7)..............................     1,096,642       2.2%
Richard A. Hosley II (8).............................            --         *
Frederic B. Luddy (9)................................         9,474         *
John J. Moores (10)..................................    10,987,494      22.3%
Charles E. Noell III (11)............................       120,714         *
Douglas S. Powanda (12)..............................        16,550         *
Gilles Queru (13)....................................       406,986         *
Steven S. Spitzer (14)...............................        27,500         *
Norris van den Berg (15).............................        66,072         *
Thomas G. Watrous, Sr. (16)..........................         5,000         *
All current executive officers and directors
 as a group (16 persons) (17)........................    14,719,690      29.8%

-----------
*    Less than 1%

(1) The persons named in the table above have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to applicable community property laws, and to the information contained in footnotes to this table. Unless otherwise indicated, the address for each listed stockholder is c/o Peregrine Systems, Inc., 12670 High Bluff Drive, San Diego, California 92130.

(2) Applicable percentage ownership is based on 49,336,278 shares of Company Common Stock outstanding as of May 28, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities subject to community property laws, where applicable. Shares of the Company's Common Stock subject to options that are presently exercisable or exercisable within 60 days of May 28, 1998 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To the extent that any shares are issued upon exercise of options, warrants or other rights to acquire the Company's capital stock that are presently outstanding or granted in the future or reserved for future issuance under the Company's stock plans, there will be further dilution to new investors.
(3) Based solely on a Schedule 13G/A, dated June 14, 1999, filed with the Commission on June 7, 1999.
(4) Based solely on a Schedule 13G, dated February 8, 1999, filed with the Commission on February 9, 1999.
(5) Includes 214,041 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently exercisable or will become exercisable within 60 days of May 28, 1999 and 66,668 shares subject to a restricted stock agreement. Mr. Gardner is the Company's President and Chief Executive Officer and a member of the Board of Directors.
(6) Includes 202,000 shares subject to a restricted stock agreement. Mr. Farley is the Company's Senior Vice President, Finance and Administration and Chief Financial Officer and a member of the Board of Directors.
(7)  Mr. Cole is a member of the Board of Directors.
(8)  Mr. Hosley is a member of the Board of Directors.
(9) Includes 6,250 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently exercisable or will become exercisable within 60 days of May 28, 1999. Mr. Luddy is the Company's Vice President, North American Research and Development.
(10) Includes 4,441,681 shares held by Mr. Moores as trustee under various trusts, substantially all of which were established for members of Mr. Moores's family. Mr. Moores is Chairman of the Board of Directors.
(11) Includes 90,000 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently or will become exercisable within 60 days of May 28, 1999. Mr. Noell is a member of the Board of Directors.

(12) Includes 16,548 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently exercisable or will become exercisable within 60 days of May 28, 1999. Mr. Powanda is the Company's Executive Vice President, Worldwide Operations.
(13) Includes 93,750 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently or will become exercisable within 60 days of May 28, 1999. Mr. Queru is the Company's Vice President, Corporate Development.
(14) Includes 27,500 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently exercisable or will become exercisable within 60 days of May 28, 1999. Mr. Spitzer is the Company's Vice President, Channel Sales.
(15) Includes 45,000 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently exercisable or will become exercisable within 60 days of May 28, 1999. Mr. van den Berg is a member of the Board of Directors.
(16) Mr. Watrous is a member of the Board of Directors.
(17) Includes 638,026 shares of Company Common Stock issuable upon exercise of outstanding stock options which are presently exercisable or will become exercisable within 60 days of May 28, 1999.

EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the fiscal years ended March 31, 1999, 1998, and 1997 respectively by (i) the Company's President and Chief Executive Officer and (ii) the Company's next four most highly compensated executive officers whose salary and bonus for fiscal 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION AWARDS
                                                                   -----------------------------
                                          ANNUAL COMPENSATION (1)    RESTRICTED     SECURITIES
                                FISCAL    -----------------------      STOCK        UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR      SALARY        BONUS         AWARDS        OPTIONS(#)     COMPENSATION
  ---------------------------    ----     --------     --------       --------       ---------      ------------
 Stephen P. Gardner(2)........   1999     $250,040     $343,750(6)          --         730,000       $2,599(13)
   President and                 1998      139,000      210,000       $775,000(11)     150,000        5,156
   Chief Executive Officer       1997           --           --             --              --           --

 Frederic B. Luddy(3).........   1999      150,000      555,726(7)          --         112,564        3,143(14)
   Vice President, North         1998      150,000      729,060             --          25,000        2,837
   American Research and         1997      150,000      211,925             --              --        2,712
   Development

 Douglas S. Powanda...........   1999      180,000      359,991(8)          --         400,000        3,143(15)
   Executive Vice President,     1998      150,000      309,523             --          75,000        3,946
   Worldwide Operations          1997      150,000      104,300             --          50,000        2,885
 Gilles Queru(4)..............   1999      122,500      356,875(9)          --              --       11,321
   Vice President, Corporate     1998       49,913        1,242             --         250,000           --
   Development                   1997           --           --             --              --           --

 Steven S. Spitzer(5).........   1999      150,000      247,960(10)         --              --          428(17)
   Vice President, Channel       1998       99,519       46,250             --         420,000(12)      127
   Sales                         1997           --           --             --              --           --

--------
(1) Other than the salary and bonus described herein, the Company did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during either fiscal 1999, fiscal 1998, or fiscal 1997.
(2) Mr. Gardner became the Company's President and Chief Executive Officer and a member of the Board of Directors in April 1998. From January 1998 to April 1998, Mr. Gardner served as the Company's Executive Vice President and Principal Executive Officer and from May 1997 to January 1998 as the Company's Vice President, Strategic Acquisitions.
(3) Mr. Luddy became the Company's Vice President, North American Research and Development in January 1998. Mr. Luddy's salary and bonus for fiscal 1998 and 1997 include amounts paid to him as Chief Architect of the Company's SERVICECENTER product line.
(4) Mr. Queru became the Company's Vice President, Corporate Development in April 1998. Mr. Queru's compensation for fiscal 1998 includes amounts paid to him as an employee of Peregrine Systems, SA (the former
     Apsylog, SA) acquired by the Company in August 1997.
(5)  Mr. Spitzer became the Company's Vice President, Channel Sales in August
     1997.
(6) Bonus compensation for 1999 consists of (i) $93,750 of bonus compensation earned and paid in fiscal 1999 and (ii) $250,000 of bonus compensation earned in fiscal 1999 to be paid in fiscal 2000. Bonus compensation for fiscal 1998 includes $50,000 earned in fiscal 1998 to be paid in fiscal 1999.
(7) Bonus compensation for 1999 consists of (i) $381,406 of product author commission and $11,250 of bonus earned and paid in fiscal 1999 and (ii) $148,070 of product author commission and $15,000 of bonus earned in fiscal 1999 to be paid in fiscal 2000. Bonus compensation for fiscal 1998 consists of (i) $555,519 of product authorship commission income earned and paid in fiscal 1998 and (ii) $173,541 of product authorship commission income earned in fiscal 1998 to be paid in fiscal 1999. Bonus compensation for fiscal 1997 and 1996 consists entirely of product authorship commissions.
(8) Bonus compensation for 1999 consists of (i) $91,648 of commission and $80,551 of bonus earned and paid in fiscal 1999 and (ii) $87,792 of commission and $100,000 of bonus earned in fiscal 1999 to be paid in fiscal 2000. Bonus compensation for fiscal 1998 consists of (i) $10,000 of bonus compensation and $195,053 of commission income earned and paid in fiscal 1998 and (ii) $115,570 of commission income earned in fiscal
     1998 to be paid in fiscal 1999. Bonus compensation for fiscal 1997 consists of (i) $32,531 of bonus compensation and $26,769 of commission income earned and paid in fiscal 1997 and (ii) $34,000 of bonus compensation and $11,000 of commission income earned in fiscal 1997 but paid in fiscal 1998.
(9) Bonus compensation for 1999 consists of (i) $316,870 of bonus compensation earned and paid in fiscal 1999 and (ii) $40,000 of bonus compensation earned in fiscal 1999 to be paid in fiscal 2000. Bonus compensation for 1998 consists entirely of a car allowance.

(10) Bonus compensation for 1999 consists of (i) $56,195 of commission and $19,875 of bonus earned and paid in fiscal 1999 and (ii) $89,077 of commission and $82,813 of bonus earned in fiscal 1999 to be paid in fiscal 2000.
(11) In November 1997, the Company issued Mr. Gardner an aggregate of 100,000 shares of Common Stock pursuant to a restricted stock agreement. The closing sale price of the Company's Common Stock on the Nasdaq National Market on October 31, 1997, the last trading date prior to the date of issuance, was $7.75. Such shares vest incrementally over ten years, subject to earlier vesting over six years contingent upon the Company's achieving certain financial milestones.
(12) Includes an option to purchase 200,000 shares subsequently canceled.
(13) Represents $1,037 and $281 in group life insurance excess premiums and $1,562 and $4,875 in matching contribution under the Company's 401(k) paid by the Company in fiscal 1999 and 1998, respectively.
(14) Represents $643, $337 and $337 in group life insurance excess premiums paid by the Company in fiscal 1999, 1998 and 1997, respectively; $2,500, $2,500 and $2,375 in matching contributions under the Company's 401(k) plan paid by the Company in fiscal 1999, 1998 and 1997, respectively.
(15) Represents $643, $337 and $337 in group life insurance excess premiums paid by the Company in fiscal 1999, 1998 and 1997, respectively; $2,500, $3,609 and $2,548 in matching contributions under the Company's 401(k) plan paid by the Company in fiscal 1999, 1998 and 1997, respectively.
(16) Represents $257 in group life insurance premiums paid by the Company in fiscal 1999; $1,608 in relocation expenses paid by the Company in fiscal 1999; and $9,456 in paid out earned vacation in fiscal 1999.
(17) Represents $428 and $127 in group life insurance excess premiums paid by the Company in fiscal 1999 and 1998, respectively.

                         OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth certain information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended March 31, 1999. All such options were awarded under the Company's 1994 Stock Option Plan.

                                                     INDIVIDUAL GRANTS
                                 -------------------------------------------------------   POTENTIAL REALIZABLE
                                  NUMBER OF    PERCENT OF                                    VALUES AT ASSUMED
                                 SECURITIES   TOTAL OPTIONS                                ANNUAL RATES OF STOCK
                                 UNDERLYING    GRANTED TO       EXERCISE                    PRICE APPRECIATION
                                  OPTIONS     EMPLOYEES IN     PRICE PER      EXPIRATION    FOR OPTIONS TERM (1)
          NAME                    GRANTED    FISCAL 1999 (2)  SHARE (3)(4)     DATE (5)         5%           10%
--------------------------       --------    ---------------  ------------    ----------    ----------   ----------
Stephen P. Gardner........       600,000         10.07%          $ 9.13          4/3/08     $3,445,085   $8,730,521
                                 130,000          2.18            15.22        11/22/08      1,244,331    3,153,379
Fredric B. Luddy..........       112,564          1.89            14.22         10/9/08      1,006,647    2,551,040
Douglas S. Powanda........       240,000          4.03            14.22         10/9/08      2,146,292    5,439,124
                                 160,000          2.69            15.22        11/12/08      1,531,484    3,881,082
Gilles Queru..............            --            --               --              --             --           --
Steve S. Spitzer..........            --            --               --              --             --           --

_______________
(1) Potential realizable value is based on the assumption that the Company's Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future prices for the Company Common Stock.
(2) Based on options to acquire 5,958,600 shares granted under the Company's 1994 Stock Option Plan during fiscal 1999. All options granted to the Company's Named Executive Officers during fiscal 1999 are governed by the Company's 1994 Stock Option Plan.
(3) Options were granted at an exercise price equal to the closing sales of the Company's Common Stock on the date of grant as reported by the Nasdaq National Market.
(4) Exercise price may be paid in cash, check, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
(5) Twenty-five percent (25%) of the shares issuable upon exercise of options granted under the Company's 1994 Stock Option Plan become vested on the first anniversary of the date of grant, and the remaining shares vest over three years at the rate of 6.25% of the shares subject to option at the end of each three-month period thereafter.

                             AGGREGATE OPTION EXERCISES
               IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the exercise of options by the Named Executive Officers during the fiscal year ended
March 31, 1999 and stock options held as of March 31, 1999 by the Named Executive Officers.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                                 MARCH 31, 1999               MARCH 31, 1999(2)
                                SHARES         VALUE       ---------------------------   ---------------------------
                               ACQUIRED       REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            NAME              ON EXERCISE      ($)(1)          (#)            (#)            ($)            ($)
----------------------------  -----------     ---------    -----------   -------------   -----------   -------------
Stephen P. Gardner..........    100,000       2,017,563       12,500        917,500       342,188      22,419,338
Frederic B. Luddy...........    160,000       3,060,030       30,625        171,939       930,434       3,920,820
Douglas S. Powanda..........    337,000       5,401,480        6,548        556,250       212,515      12,101,594
Gilles Queru................         --              --       62,500        187,500       170,938       5,132,813
Steven S. Spitzer...........     55,000       1,040,312           --        165,000            --       4,516,875

----------
(1) Based on the fair market value of Peregrine Common Stock on the date of exercise minus the exercise price.
(2) Amounts reflecting gains on outstanding stock options are based on the closing price of the Company's Common Stock on March 31, 1999 of $33.625.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company does not currently have any employment contracts in effect with any Named Executive Officer.

     The Company and Stephen P. Gardner, its Chief Executive Officer, are parties to a restricted stock agreement dated November 1, 1997 pursuant to which the Company issued Mr. Gardner 100,000 shares of Common Stock. The Company and

David A. Farley, its Chief Financial Officer, are parties to a substantially equivalent restricted stock agreement dated November 1, 1995 pursuant to
which the Company issued Mr. Farley 400,000 shares of Common Stock.   The
shares issued to each of Messrs. Gardner and Farley vest incrementally over ten years, subject to earlier vesting over six years contingent upon the Company's achieving certain financial milestones. The restricted stock agreements permit either Mr. Gardner or Mr. Farley to surrender shares to satisfy withholding tax obligations that arise as the shares vest. In connection with the lapsing of restrictions on 16,666 shares in April 1999, Mr. Gardner surrendered 16,666 shares subject to his restricted stock agreement. In connection with the lapsing of restrictions on 66,000 shares in April 1999, Mr. Farley surrendered 33,000 shares subject to his restricted stock agreement. In the event of a merger or change in control of the Company, all such shares will become automatically vested.

     Under the Stock Plan, in the event of a merger or a change in control of the Company, vesting of options outstanding under the Stock Plan will automatically accelerate such that outstanding options will become fully exercisable, including with respect to shares for which such options would be otherwise unvested.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THIS REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED "FILED" WITH THE COMMISSION OR "SOLICITING MATERIAL" UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company and the compensation plans and the specific compensation levels for senior executives, including the Company's Chief Executive Officer.

GENERAL COMPENSATION PHILOSOPHY

     The primary objectives of the Company's executive compensation policies include the following:

        - To attract, motivate, and retain a highly qualified executive management team;

        - To link executive compensation to the Company's financial performance as well as to defined individual management objectives established by the Committee;

        - To compensate competitively with the practices of similarly situated technology companies; and

        - To create management incentives designed to enhance stockholder value.

     The Company competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel are key factors to the Company's future success. The Committee's compensation philosophy seeks to align the interests of stockholders and management by tying compensation to the Company's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and in certain instances, restricted stock granted to principal executive officers of the Company.

CASH COMPENSATION

     The Company seeks to provide cash compensation to its executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

     The salaries and cash bonuses of each of the executive officers of the Company, other than the Chief Executive Officer, were determined by the Board of Directors, upon the recommendation of the Chief Executive Officer. The Chief Executive Officer's base salary was determined by the Board of Directors, upon the recommendation of the Committee. In January 1998, Stephen P. Gardner became the Company's Executive Vice President and Principal Executive Officer and in April 1998 became the Company's President and Chief Executive Officer. The Board of Directors has set Mr. Gardner's base annual salary for fiscal 1999 at $250,000.

     In addition to annual salary, cash bonuses for the Company's President and Chief Executive Officer and its Chief Financial Officer are based on various Company performance targets established by the Board of Directors. Cash bonuses may also be earned by operational vice presidents based on their divisional financial performance.

     Based on a review of public company proxy data, compensation data supplied by independent executive compensation research and consulting firms, and other relevant market data, the Committee believes that cash compensation paid to the Company's executive officers, including those individuals who served as its Chief Executive Officer, were generally consistent with amounts paid to officers with similar responsibilities at similarly situated software companies. The Company notes that competition for qualified management and technical personnel in the technology industry is extremely intense, and the Company expects such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the Company believes that it will continue to be necessary to provide compensation packages, consisting of cash compensation and equity incentives, that are at least competitive with, and in certain instances superior to, compensation paid by other technology companies.

EQUITY-BASED COMPENSATION

     RESTRICTED STOCK. In November 1995, the Company granted David A. Farley, its Chief Financial Officer, in connection with his becoming an officer of the Company, 400,000 shares of Common Stock pursuant to a restricted stock agreement. The shares issued to Mr. Farley under his restricted stock agreement vest incrementally over ten years, subject to earlier vesting over six years, contingent upon the Company's achieving certain financial milestones.

     The Company believes that such restricted stock arrangements effectively implement its philosophy of aligning management interests with stockholder interests. Mr. Farley joined the Company prior to its initial public offering. At the time, the Company had incurred substantial operating losses, and the Board of Directors charged him and the then Chief Executive Officer with improving the Company's financial condition and operating performance. Because restrictions on the shares issued under the restricted stock agreement lapse early if the Company achieves certain targeted financial performance milestones, the Board of Directors believed that such grants provided an effective incentive to the Chief Financial Officer to take the necessary actions to improve the Company's financial performance. The financial targets in the restricted stock agreement were intended to be aggressive yet realizable. As a result of attaining the targets in fiscal 1997, 1998 and 1999, restrictions have lapsed with respect to an aggregate of 198,000 shares for Mr. Farley. In addition, the restricted stock agreement permits the stockholder to surrender shares to satisfy withholding tax obligations that arise as the restrictions lapse. In connection with the lapse of vesting restrictions, Mr. Farley surrendered 33,000 shares in April 1999.

     In November 1997, the Company issued 100,000 shares of Common Stock to Stephen P. Gardner, then the Company's Vice President, Strategic Acquisitions and now the Company's President and Chief Executive Officer, under a restricted stock agreement containing substantially similar terms to the agreements previously entered between the Company and Mr. Farley. The targeted financial milestones, however, were adjusted upward to reflect the Company's improved financial performance but were again set at levels the Board determined to be aggressive yet realizable based on information available concerning the Company's prospects at the time of grant. In connection with the lapse of vesting restrictions on 16,666 shares in each of April 1998 and 1999, Mr. Gardner surrendered 5,910 and 16,666 shares in April 1998 and 1999, respectively, to satisfy tax withholding obligations.

     STOCK OPTIONS. Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to the Company's stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the Company's Common Stock increases above the exercise price, which is set at the fair market value of the Company Common Stock on the date the option is granted. In addition, employees must remain employed with the Company for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in the employ of the Company.

     All of the options granted in the year ended March 31, 1999 were approved by the Committee, pursuant to its delegated authority, or the full Board of Directors. In making its determinations, the Committee considers the executive's position at the Company, such executive's individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the Committee may deem relevant.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

                                     THE COMPENSATION COMMITTEE

                                     John J. Moores
                                     Charles E. Noell III
                                     Richard A. Hosley II
                                     Thomas G. Watrous, Sr.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1999 all executive officers and directors of the Company complied with all applicable filing requirements, except for a single Form 4 inadvertently filed late by Mr. Cole.

CERTAIN TRANSACTIONS

     The Company and JMI Services, Inc., an investment management company ("JMI Services"), are parties to a sublease pursuant to which the Company subleases approximately 13,310 square feet of office space at its San Diego headquarters to JMI Services. The term of the sublease is from June 1, 1996 through October 21, 2003. The sublease provides for initial monthly rental payments of $16,638 to increase by $666 per month on each anniversary of the sublease. Mr. Moores serves as Chairman of the Board of JMI Services, and Charles E. Noell, III, a director of the Company, serves as President and Chief Executive Officer of JMI Services. The Company believes that the terms of the sublease are at competitive market rates.

     The Company leases a suite at San Diego's Qualcomm Stadium at competitive rates and on an informal basis from the San Diego Padres Baseball Club, L.P. (the "Padres"). Mr. Moores has served as owner and Chairman of the Board of the Padres since December 1994. The Company's annual payments for such suite and game tickets total approximately $50,000.

     The Company is a party to restricted stock agreements with Messrs. Farley and Gardner pursuant to which the Company has issued an aggregate of 500,000 shares of Company Common Stock. These agreements are discussed in detail under the caption "Employment Agreements and Change in Control Arrangements."

     During fiscal year 1999, the Company issued options to purchase Common Stock to certain directors pursuant to the terms of the Company's 1994 Stock Option Plan. These grants are discussed in detail under the caption "Director Compensation."

     During fiscal year 1999, the Company purchased a golf club membership for business entertainment use by Mr. Powanda, at a cost of $70,000. The Company and Mr. Powanda have agreed that upon termination of his employment with the Company, he may purchase the membership from the Company at cost. Subsequent to March 31, 1999, the Company purchased a similar membership at $70,000 under a similar agreement with Mr. Gardner.

COMPANY PERFORMANCE

     NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THE FOLLOWING INFORMATION RELATING TO THE PRICE PERFORMANCE OF THE COMPANY'S COMMON STOCK SHALL NOT BE DEEMED "FILED" WITH THE COMMISSION OR "SOLICITING MATERIAL" UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS

     The Company's registration statement covering the Company's initial public offering became effective April 8, 1997, and the Company's Common Stock began trading on the Nasdaq National Market on April 9, 1997. The following graph shows a comparison, from April 9, 1997 through March 31, 1999, of cumulative total return for the Company's Common Stock, the Standard & Poors 500 Index (the "S&P 500"), and the Goldman Sachs Software Index (the "Goldman Sachs Index"). Such returns are based on historical results and are not intended to suggest future performance. Data for the Nasdaq Index and the Goldman Index assume reinvestment of dividends. The Company has never paid dividends on its Common Stock and has no present plans to do so.


                  COMPARISON OF CUMULATIVE TOTAL RETURN
AMONT PEREGRINE SYSTEMS, THE S&P INDEX, AND THE GOLDMAN SACHS SOFTWARE INDEX

                                  PSI           S&P      GOLDMAN/SACHS
                                  ---           ---      -------------
              04/09/97              100           100           100
              06/30/97          170.833       116.374       125.044
              09/30/97          197.222       124.544       140.583
              12/31/97          148.611       127.587       133.745
              03/31/98          212.5         144.853       171.677
              06/30/98          316.66        149.072       179.87217
              09/30/98          447.22        133.7118      164.56828
              12/31/98          515.28        161.6135      208.46627
              03/31/99          747.22        169.126       230.60726

-------
Assumes $100 invested on April 9, 1997 in the Company's Common Stock, the S & P 500, and the Goldman Sachs Index.

                                   OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or, for our holders of record of Common Stock, utilize the convenient option of voting by telephone.

                                For the Board of Directors
                                PEREGRINE SYSTEMS, INC.

                                /s/ Richard T. Nelson

                                Richard T. Nelson
                                SECRETARY

Dated:  August 5, 1999

                               PEREGRNE SYSTEMS, INC.

                  PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of PEREGRINE SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 5, 1999, and hereby appoints Stephen P. Gardner and David A. Farley and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of PEREGRINE SYSTEMS, INC. to be held on Tuesday, September 7, 1999 at 11:00 p.m., local time at 12670 High Bluff Drive, San Diego, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


-------------------------------------------------------------------------------


                           / FOLD AND DETACH HERE /

                            YOUR VOTE IS IMPORTANT!

                      YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL-FREE 1-800-840-1208 using a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.


                                    OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                PLEASE VOTE

1.  Election of Directors.
                                FOR all
                         nominees listed below         WITHHOLD AUTHORITY
                         (except as marked to            to vote for all
                           the Company below)         nominees listed below

                                 /   /                         /   /
Nominees:
        01 Stephen P. Gardner             05 Richard A. Hosley, II
        02 David A. Farley                06 Charles E. Noell, III
        03 John J. Moores                 07 Norris van den Berg, and
        04 Christopher A. Cole            08 Thomas G. Waterous, Sr.

INSTRUCTION:  To withhold authority to vote for all individual nominee, write that nominee's name on the line below.

              -----------------------------------------

-------------------------------------------------------------------------------
* *  IF YOU WITH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW  * *
-------------------------------------------------------------------------------

                                                                        -------
                                                                              -
                                                                              -
                                                                              -

2. Proposal to ratify the appointment of Arthur Anderson LLP as independent accountants for the fiscal year ending March 31, 2000.

                                                     FOR   AGAINST   ABSTAIN
                                                    /  /    /  /      /  /

   In their discretion, the proxies are authorized to vote upon such other manner(s) which may properly come before the meeting and at any adjournment(s) thereof.

                                                        MARK HERE FOR
                                                        ADDRESS CHANGE   /  /

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSON LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2000 FISCAL YEAR.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Signature(s)________________________________________  Dated __________, 1999

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned proptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


                           / FOLD AND DETACH HERE /